                                                                    EXHIBIT 21.1

                               CRAWFORD & COMPANY

                       LISTING OF SUBSIDIARY CORPORATIONS*

                                                          Jurisdiction in
             Subsidiary                                   Which Organized
             ----------                                   ---------------
Crawford & Company of California                             Delaware

Crawford & Company of Florida                                Delaware

Crawford & Company of Illinois                               Delaware

Crawford & Company of New York, Inc.                         New York

Crawford & Company Employment Services, Inc.                 Delaware

Risk Sciences Group, Inc.                                    Delaware

Crawford & Company (Bermuda) Limited                         Bermuda

Crawford & Company HealthCare Management, Inc.               Delaware

Crawford & Company International, Inc.                       Georgia

Crawford & Company Adjusters Limited                         England

Crawford Adjusters Canada Incorporated                       Canadian Federal

The Garden City Group, Inc.                                  Delaware

The PRISM Network, Inc.                                      Georgia


* Excludes subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of the year ended December 31, 2001.